================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 ---------------

                                    FORM T-1

           STATEMENT OF ELIGIBILITY AND QUALIFICATION UNDER THE TRUST INDENTURE ACT OF 1939 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

              CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A
                      TRUSTEE PURSUANT TO SECTION 305(b)(2)

                                 ---------------

                        U.S. TRUST COMPANY OF TEXAS, N.A.
               (Exact name of trustee as specified in its charter)

                                                         75-2353745
       (State of incorporation                        (I.R.S. employer
       if not a national bank)                       identification No.)

      2001 Ross Ave, Suite 2700                             75201
            Dallas, Texas                                (Zip Code)
        (Address of trustee's
     principal executive offices)

                               Compliance Officer
                        U.S. Trust Company of Texas, N.A.
                            2001 Ross Ave, Suite 2700
                               Dallas, Texas 75201
                                 (214) 754-1200
            (Name, address and telephone number of agent for service)

                                 ---------------
                             SFC New Holdings, Inc.
               (Exact name of obligor as specified in its charter)

              Delaware                                        52-2173533
   (State or other jurisdiction of                        (I. R. S. Employer
   incorporation or organization)                         Identification No.)

         520 Lake Cook Road                                      60015
              Suite 550                                       (Zip code)
            Deerfield, IL
(Address of principal executive offices)

                           --------------------------
                   13-1/4% Senior Subordinated Notes due 2003
                       (Title of the indenture securities)

================================================================================

                                     GENERAL

1.    General Information.

      Furnish the following information as to the Trustee:

      (a) Name and address of each examining or supervising authority to which it is subject.

                  Federal Reserve Bank of Dallas (11th District), Dallas, Texas
                        (Board of Governors of the Federal Reserve System)
                  Federal Deposit Insurance Corporation, Dallas, Texas
                  The Office of the Comptroller of the Currency, Dallas, Texas

      (b)   Whether it is authorized to exercise corporate trust powers.

                  The Trustee is authorized to exercise corporate trust powers.

2.    Affiliations with Obligor and Underwriters.

      If the obligor or any underwriter for the obligor is an affiliate of the Trustee, describe each such affiliation.

      None.

3.    Voting Securities of the Trustee.

      Furnish the following information as to each class of voting securities of the Trustee:

                               As of July 16, 1999

-----------------------------------------------------------------------------

               Col A.                                      Col B.
-----------------------------------------------------------------------------

           Title of Class                            Amount Outstanding
-----------------------------------------------------------------------------

Capital Stock - par value $100 per share                5,000 shares

4.    Trusteeships under Other Indentures.

      Not Applicable

5. Interlocking Directorates and Similar Relationships with the Obligor or Underwriters.

      Not Applicable

6.    Voting Securities of the Trustee Owned by the Obligor or its Officials.

      Not Applicable

7.    Voting Securities of the Trustee Owned by Underwriters or their Officials.

      Not Applicable

8.    Securities of the Obligor Owned or Held by the Trustee.

      Not Applicable

9.    Securities of Underwriters Owned or Held by the Trustee.

      Not Applicable

10. Ownership or Holdings by the Trustee of Voting Securities of Certain Affiliates or Security Holders of the Obligor.

      Not Applicable

11. Ownership or Holdings by the Trustee of any Securities of a Person Owning 50 Percent or More of the Voting Securities of the Obligor.

      Not Applicable

12.   Indebtedness of the Obligor to the Trustee.

      Not Applicable

13.   Defaults by the Obligor.

      Not Applicable

14.   Affiliations with the Underwriters.

      Not Applicable

15.   Foreign Trustee.

      Not Applicable

16.   List of Exhibits.

      T-1.1 - A copy of the Articles of Association of U.S. Trust Company of
              Texas, N.A.; incorporated herein by reference to Exhibit T-1.1 filed with Form T-1 Statement, Registration No. 22-21897.

16.   (con't.)

      T-1.2 - A copy of the certificate of authority of the Trustee to commence business; incorporated herein by reference to Exhibit T-1.2 filed with Form T-1 Statement, Registration No. 22-21897.

      T-1.3 - A copy of the authorization of the Trustee to exercise corporate trust powers; incorporated herein by reference to Exhibit T-1.3 filed with Form T-1 Statement, Registration No. 22-21897.

      T-1.4 - A copy of the By-laws of the U.S. Trust Company of Texas, N.A., as amended to date; incorporated herein by reference to Exhibit T-1.4 filed with Form T-1 Statement, Registration No. 22-21897.

      T-1.6 - The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939.

      T-1.7 - A copy of the latest report of condition of the Trustee published pursuant to law or the requirements of its supervising or examining authority.

                                      NOTE

As of July 16, 1999, the Trustee had 5,000 shares of Capital Stock outstanding, all of which are owned by U.S. T.L.P.O. Corp. As of May 21, 1999, U.S. T.L.P.O. Corp. had 35 shares of Capital Stock outstanding, all of which are owned by U.S. Trust Corporation. U.S. Trust Corporation had outstanding 18,597,534 shares of $1 par value Common Stock as of July 16, 1999.

The term "Trustee" in Items 2, 5, 6, 7, 8, 9, 10 and 11 refers to each of U.S Trust Company of Texas, N.A., U.S. T.L.P.O. Corp. and U.S. Trust Corporation.

In as much as this Form T-1 is filed prior to the ascertainment by the Trustee of all the facts on which to base responsive answers to Items 2, 5, 6, 7, 9, 10 and 11, the answers to said Items are based upon incomplete information. Items 2, 5, 6, 7, 9, 10 and 11 may, however, be considered correct unless amended by an amendment to this Form T-1.

In answering any items in this Statement of Eligibility and Qualification which relates to matters peculiarly within the knowledge of the obligors or their directors or officers, or an underwriter for the obligors, the Trustee has relied upon information furnished to it by the obligors and will rely on information to be furnished by the obligors or such underwriter, and the Trustee disclaims responsibility for the accuracy or completeness of such information.

                                 ---------------

                                    SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939 the Trustee, U.S Trust Company of Texas, N.A., a national banking association organized under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Dallas, and State of Texas on the 21st day of May, 1999.

                                          U.S. Trust Company
                                          of Texas, N.A., Trustee


                                          By:  /s/ Cynthia Chaney
                                               ----------------------
                                               Authorized Officer

                                                                   Exhibit T-1.6

                               CONSENT OF TRUSTEE

Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939 as amended in connection with the proposed issue of NEXTLINK Communications, Inc., Senior Discount Notes, we hereby consent that reports of examination by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefore.

                                          U.S. Trust Company of Texas, N.A.


                                          By:  /s/ Cynthia Chaney
                                               ----------------------
                                               Authorized Officer

PG/pg

Federal Financial Institutions Examination Council

Board of Governors of the Federal Reserve System
OMB Number: 7100-0036
Federal Deposit Insurance Corporation
OMB Number: 3064-005
Office of the Comptroller of the Currency
OMB Number: 1557-0081
Expires March 31, 2001

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(LOGO)

(1) Please Refer to Page I, Table of Contents, for the required disclosure of estimated burden.

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CONSOLIDATED REPORTS OF CONDITION AND INCOME FOR A BANK WITH DOMESTIC OFFICES
ONLY AND TOTAL ASSETS OF LESS THAN $100 MILLION OR MORE BUT LESS THAN $300 MILLION - - FFIEC 033

REPORT AT THE CLOSE OF BUSINESS March 31, 1999

This report is required by law: 12 U.S.C. Section ss. 324 (State member banks); 12 U.S.C. Section ss. 1817 (State nonmember banks); and 12 U.S.C. Section ss. 161 (National banks).

(19990331)
----------
(RCRI 9999)

This report form is to be filed by banks with domestic offices only. Banks with branches and consolidated subsidiaries in U.S. territories and possessions, Edge or Agreement subsidiaries, foreign branches, consolidated foreign subsidiaries, or International Banking Facilities must file FFIEC 031.

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NOTE: The Reports of Condition and Income must be signed by an authorized officer and the Report of Condition must be attested to by not less than two directors (trustees) for State nonmember banks and three directors for State member and National Banks.

I, Alfred B. Childs, Managing Director
   ---------------------------------------------------
   Name and Title of Officer Authorized to Sign Report

of the named bank do hereby declare that these Reports of Condition and Income (including the supporting schedules) have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true to the best of my knowledge and belief.

/s/ Alfred B. Childs
    ----------------------------------------------
    Signature of Officer Authorized to Sign Report

April 21, 1999
-----------------
Date of Signature

The Reports of Condition and Income are to be prepared in accordance with Federal regulatory authority instructions. NOTE: these instructions may in some cases differ from generally accepted accounting principles.

We, the undersigned directors (trustees), attest to the correctness of this Report of Condition (including the supporting schedules) and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.


/s/ Stuart M. Pearman
---------------------
Director (Trustee)


/s/ J. T. More, Jr.
---------------------
Director (Trustee)


/s/ Arthur White
---------------------
Director (Trustee)

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Submission of Reports

Each bank must prepare its Reports of Condition and Income either:

(a) in electronic form and then file the computer data file directly with the banking agencies' collection agent, Electronic Data Systems Corporation
      (EDS), by modem or on computer diskette; or

(b) in hard-copy (paper) form and arrange for another party to convert the paper report to electronic form. That party (if other than EDS) must transmit the bank's computer data file to EDS.

For electronic filing assistance, contact EDS Call Report Services, 2150 North Prospect Avenue, Milwaukee, WI 53202, telephone (800) 255-1571.

To fulfill the signature and attestation requirement for the Reports of Condition and Income for this report date, attach this signature page to the hard-copy record of the completed report that the bank places in its files.

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FDIC Certificate Number    33217
                        -----------
                        (RCRI 9050)

US Trust Company of Texas, National Association
-----------------------------------------------
Legal Title of Bank (TEXT 9010)

Dallas
-----------------------------------------------
City (TEXT 9130)

TX                                          75201
---------------------------------------------------------
State Abbrev. (TEXT 9200)           Zip Code. (TEXT 9220)

U.S. Trust Company of Texas, N.A. Call Date: 3/31/1999 State#: 48-6797 FFIEC 033
2001 Ross Avenue, Suite 2700      Vendor ID:         D Cert#:  33217   RC-1
Dallas, TX  75201                 Transit #: 11101765
                                                                    ------------
                                                                          9
                                                                    ------------

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR March 31, 1999

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC - Balance Sheet

                                                                                                                            C200<
                                                                                                      Dollar Amounts in Thousands
---------------------------------------------------------------------------------------------------------------------------------
ASSETS
 1.   Cash and balances due from depository institutions:                                                RCON
                                                                                                         ----     -------
      a. Noninterest-bearing balances and currency and coin (1,2)                                        0081       1,297  1.a
                                                                                                                  -------
      b. Interest bearing balances (3)                                                                   0071         696  1.b
                                                                                                                  -------
 2.   Securities:
                                                                                                                  -------
      a. Held-to-maturity securities (from Schedule RC-B, column A)                                      1754           0  2.a
                                                                                                                  -------
      b. Available-for-sale securities (from Schedule RC-B, column D)                                    1773     131,683  2.b
                                                                                                                  -------
 3.   Federal funds sold (4) and securities purchased under agreements to resell:                        1350       6,000  3
                                                                                                                  -------
 4.   Loans and lease financing receivables:                                            RCON
                                                                                        ----   -------
      a. Loans and leases, net of unearned income (from Schedule RC-C)                  2122    22,709                     4.a
                                                                                               -------
      b. LESS:  Allowance for loan and lease losses                                     3123       260                     4.b
                                                                                               -------
      c. LESS:  Allocated transfer risk reserve                                         3128         0                     4.c
                                                                                               -------
      d. Loans and leases, net of unearned income, allowance, and reserve                                RCON
                                                                                                         ----     -------
         (item 4.a minus 4.b and 4.c)                                                                    2125      22,249  4.d
                                                                                                                  -------
 5.   Trading assets                                                                                     3545           0  5.
                                                                                                                  -------
 6.   Premises and fixed assets (including capitalized leases)                                           2145         917  6.
                                                                                                                  -------
 7.   Other real estate owned (from Schedule RC-M)                                                       2150           0  7.
                                                                                                                  -------
 8.   Investments in unconsolidated subsidiaries and associated companies
      (from Schedule RC-M)                                                                               2130           0  8.
                                                                                                                  -------
 9.   Customers' liability to this bank on acceptances outstanding                                       2155           0  9.
                                                                                                                  -------
10.   Intangible assets (from Schedule RC-M)                                                             2143       1,950  10.
                                                                                                                  -------
11.   Other assets (from Schedule RC-F)                                                                  2160       2,527  11.
                                                                                                                  -------
12.   Total assets (sum of items 1 through 11)                                                           2170     167,519  12.
                                                                                                                  -------

(1)   Includes cash items in process of collection and unposted debits.
(2)   Included time certificates of deposit not held for trading.

U.S. Trust Company of Texas, N.A. Call Date: 3/31/1999 State#: 48-6797 FFIEC 033
2001 Ross Avenue, Suite 2700      Vendor ID:         D Cert#:  33217   RC-2
Dallas, TX  75201                 Transit #: 11101765
                                                                    ------------
                                                                         10
                                                                    ------------

Schedule RC - Continued

                                                                                                      Dollar Amounts in Thousands
---------------------------------------------------------------------------------------------------------------------------------
LIABILITIES
13.   Deposits:                                                                                          RCON
      a. In domestic offices (sum of totals of                                                           ----     -------
         columns A and C from Schedule RC-E)                                            RCON             2200     141,618  13.a
      a. In domestic offices (sum of totals of                                                 -------            -------
         (1)  Noninterest-bearing (1)                                                   6631     8,794                     13.a.1
                                                                                               -------
         (2)  Interest-bearing                                                          6636   132,824                     13.a.2
                                                                                               -------
      b. In foreign offices, Edge and Agreement subsidiaries, and IBFs
         (1)  Noninterest-bearing

         (2)  Interest-bearing
                                                                                                         RCON
                                                                                                         ----     -------
14.   Federal funds purchased(2)  and securities sold under agreements to repurchase:                    2800           0  14
                                                                                                                  -------
15.   a. Demand notes issued to the U.S. Treasury                                                        2840           0  15.a
                                                                                                                  -------
      b. Trading liabilities                                                                             3548           0  15.b
                                                                                                                  -------
16.   Other borrowed money:
                                                                                                                  -------
      a. With a remaining maturity of one year or less                                                   2332           0  16.a
                                                                                                                  -------
      b. With a remaining maturity of more than one year through three years                             A547       2,000  16.b
                                                                                                                  -------
      c. With a remaining maturity of more than three years                                              A548       1,000  16.c
                                                                                                                  -------
17.   Not applicable
                                                                                                                  -------
18.   Bank's liability on acceptances executed and outstanding                                           2920           0  18.
                                                                                                                  -------
19.   Subordinated notes and debentures                                                                  3200           0  19.
                                                                                                                  -------
20.   Other liabilities (from Schedule RC-G)                                                             2930       2,317  20.
                                                                                                                  -------
21.   Total liabilities (sum of items 13 through 20)                                                     2948     146,935  21.
                                                                                                                  -------
22.   Not applicable

EQUITY CAPITAL
                                                                                                         RCON
                                                                                                         ----     -------
23.   Perpetual preferred stock and related surplus                                                      3838       7,000  23.
                                                                                                                  -------
24.   Common stock                                                                                       3230         500  24.
                                                                                                                  -------
25.   Surplus (exclude all surplus related to preferred stock)                                           3839       8,384  25.
                                                                                                                  -------
26.   a. Undivided profits and capital reserves                                                          3632       4,406  26.a
                                                                                                                  -------
      b. Net unrealized holding gains (losses) on available-for-sale securities                          8434         294  26.b
                                                                                                                  -------
27.   Cumulative foreign currency translation adjustments
                                                                                                                  -------
28.   Total equity capital (sum of items 23 through 27)                                                  3210      20,584  28.
                                                                                                                  -------
29.   Total liabilities and equity capital (sum of items 21 and 28)                                      2257     167,519  29.
                                                                                                                  -------

Memorandum

   To be reported only with the March Report of Condition.                                                         Number
1.    Indicate in the box at the right the number of the statement below that                                     -------
      best describes the most comprehensive level of auditing work performed for
      the bank by independent external auditors as of any date during 1998                               6724           1  M.1
                                                                                                                  -------

1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by certified public accounting firm which submits a report on the bank
2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)
3 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)
4 = Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)
5 =   Review of the bank's financial statements by external auditors
6 =   Compilation of the bank's financial statements by external auditors
7 =   Other audit procedures (excluding tax preparation work)
8 =   No external audit work

(1) Includes total demand deposits and noninterest-bearing time and savings deposits.
(2)   Includes limited-life preferred stock and related surplus.